SECOND AMENDMENT TO EMPLOYMENT AGREEEMENT

This Second Amendment dated as of November 20, 2007, to the Employment Agreement (“Employment Agreement”) between CareAdvantage, Inc. (“Company”) and Dennis J. Mouras (“Employee”), dated as of October 25, 2000.

Whereas, the Employment Agreement presently provides Employee with an annual salary of $285,000;

Whereas, the parties desire to increase such annual salary to $400,000;

Now, Therefor, in consideration of the premises and other valuable consideration, the parties agree as follows:

1.	Effective November 20, 2007, the first sentence of Section 3.1 is amended in its entirety as follows:

As of November 20, 2007, the Company shall pay Employee compensation for his services at an annual rate of $400,000.

2.	In all other respects, the Employment Agreement, as previously amended, shall remain in full force and effect.

In Witness Whereof, the parties have executed this Second Amendment as of the date set forth above.

CareAdvantage, Inc.	Dennis J. Mouras

By: /s/ Dennis J. Mouras	/s/ Dennis J. Mouras